UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02             Unregistered Sales of Equity Securities.

On June 12, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into two independent, separately negotiated exchange agreements with holders of the Company’s 8.00% senior notes due 2020 (the “Notes”).

Pursuant to the first agreement, the Company agreed to issue 6,530,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in exchange for $18,000,000 aggregate principal amount of the Notes.  Subject to certain exceptions, the holder agreed to lock-up restrictions on these shares for approximately seven months.  If at the end of the lock-up period the ten-day average closing price of the Common Stock is below a certain price, the Company will be required to issue additional shares of Common Stock to the holder.  The initial shares of Common Stock are expected to be issued on June 18, 2018.

Pursuant to the second agreement, the Company agreed to issue an amount of shares of Common Stock with an agreed-upon value of $2,950,000 in exchange for $2,950,000 aggregate principal amount of the Notes. The actual number of shares of Common Stock to be issued in the exchange will be based on the volume-weighted average price per share of the Common Stock over a specified period.  The shares of Common Stock are expected to be delivered on June 28, 2018.

The issuance of the shares of Common Stock in exchange for the Notes is being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01.    Other Events.
Annual Meeting of Stockholders

Northern Oil and Gas, Inc. will conduct its 2018 annual meeting of stockholders on Thursday, August 23, 2018.  Stockholders of record at the close of business on June 28, 2018, may vote at the meeting. The Company anticipates making its proxy statement available to these stockholders in July 2018, which will include the time and location of the annual meeting, as well as a description of the matters to be considered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary